Exhibit 1.01

This unaudited Conflict Minerals Report (this “Report”) of ON Semiconductor Corporation (the “Company,” “ON Semiconductor,” “we,” or “us”) for the year ended December 31, 2017 is attached as Exhibit 1.01 to the Form SD. This Report is also publicly available on the Company’s website at the following link: http://www.onsemi.com/social-responsibility. The content of any website referred to in this Report is included for general information only and is not incorporated by reference in this Report.

Pursuant to Rule 13p-1 and Section 13(p) of the Securities Exchange Act of 1934, as amended, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Conflict Regulations”), the Company was required to make certain inquiries and perform certain due diligence with respect to any “conflict minerals” (as defined by paragraph (d)(3) of Item 1.01 of Form SD) that are necessary to the functionality or production of a product manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries.

The Company is a broad-based supplier of semiconductor components that serves a variety of end markets, including automotive, communications, computing, consumer, industrial, medical, networking, telecommunications, and aerospace/defense. Our extensive portfolio of sensors, power management, logic, system on chip, analog, connectivity, timing, discrete, and custom devices helps customers efficiently solve their design challenges in advanced electronic systems and products.

As a purchaser of products containing the minerals tantalum, tin, tungsten, or gold (collectively, “3TG”) from suppliers for use in our manufacturing process, the Company continues to be concerned about the reports of violence and human rights violations resulting from the sourcing of such minerals from the Democratic Republic of the Congo and adjoining countries (“Covered Countries”). The Company’s Corporate Social Responsibility Report, which addresses these concerns and other actions the Company is taking in the area of social responsibility, is available at http://www.onsemi.com/social-responsibility.

For purposes of this Report, the term “products” is used to describe products manufactured (or contracted to be manufactured) by the Company or any of its subsidiaries. As a result, when conducting its conflict minerals analysis as required by the Conflict Regulations, the Company has considered its sole product to be semiconductor components.

This Report describes the process undertaken for products that were manufactured, or contracted to be manufactured, during calendar year 2017 and that contain conflict minerals. This Report is unaudited, as an independent private sector audit is not required pursuant to guidance provided by the Securities and Exchange Commission (the “SEC”).

As a result of its inquiry, the Company determined that conflict minerals are necessary to the functionality of the Company’s products. In particular, these minerals provide internal electrically conductive connections to the various circuit elements required to manufacture a working semiconductor device and/or provide an electrically conductive path to connect the semiconductor device to the electronic application in which it is utilized.

Conflict minerals are obtained from multiple sources worldwide, and the Company does not desire to eliminate those originating in Covered Countries. However, the Company is committed to ensuring conflict free sourcing of minerals from our supply chain through collaboration with our suppliers, including through our activities as a member of the Responsible Business Alliance (“RBA”), formerly known as the Electronic Industry Citizenship Coalition, and a participant in the Responsible Minerals Initiative (“RMI”), formerly known as the Conflict Free Sourcing Initiative, which began as a joint effort between the RBA and the Global e-Sustainability Initiative. As a member of the RMI, we are required to engage in reasonable due diligence with respect to our supply chain to assure such minerals are not being sourced from entities supporting armed conflict within the Covered Countries. The Company also recognizes the importance of supporting responsible mineral sourcing from the Covered Countries so as not to negatively impact the economies of those countries.

Due Diligence

Based on the Company’s reasonable country of origin inquiry (“RCOI”), the Company was unable to reasonably conclude that all of its conflict minerals did not originate in a Covered Country or come from recycled or scrap sources, and the Company continues its diligence on the source and chain of custody of its conflict minerals. In connection with this supply chain diligence, the Company used the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition, OECD 2016) and the related Supplements on tantalum, tin, tungsten, and gold (collectively, the “OECD Guidance”) and, among other actions, implemented the following:

•	OECD: Step 1: Established a strong management system

•	The Company continually reviews and updates policies as appropriate to reflect the procedures by which the Company and its suppliers should conduct due diligence related to conflict minerals.

•

The Company established an internal management team to support supply chain due diligence. The internal management team includes appropriate employees within the Company’s quality, supply chain, finance, operations, and legal departments. Regular reports generated as a result of this internal management team’s efforts were provided to the Audit Committee of the Company.

•

The Company utilized the form conflict minerals reporting template (“CMRT”), standardized by the RMI, to collect sourcing information from its suppliers in order to identify whether (i) conflict minerals sourced by such suppliers originated in Covered Countries and (ii) whether or not smelters and refiners (collectively, “smelters”) in our supply chain have been validated as conformant in accordance with the Responsible Minerals Assurance Process (“RMAP”), formerly known as the Conflict Free Smelter Program. Appendix A sets forth a list of smelters, provided by the Company’s suppliers, from which the Company obtains certain of its products, including mineral type and standard smelter names. As described below, 99.6% of such smelters are on the RMAP Conformant Smelter List (the “Conflict Free Smelter List”) or the RMAP Active Smelters and Refiners List (the “Active Review Smelter List”). Smelters and refiners on the Active Review Smelter List are participants in the RMAP and have committed to undergo an audit or are participating in one of the cross-recognized certification programs, but have not yet been determined as compliant. Cross-recognized certification programs include the London Bullion Metal Association (“LBMA”) Responsible Gold Certification and the Responsible Jewelry Council (“RJC”) Responsible Jewelry Program Chain-of-Custody Certification. Although fifty-eight percent (58%) of our suppliers provide us with product-level declarations, forty-two percent (42%) of our suppliers continue to provide information at the “company” level. Declarations at the “company” level do not limit the information provided on smelters to those specific to the products that the supplier provides to us. Accordingly, the list of smelters that we include is likely to contain more facilities than those that actually process or refine the conflict minerals contained in our products.

•	In addition, a summary of conflict minerals and countries of origin information collected in connection with our RCOI efforts is attached hereto as Appendix B.

•

The RMI developed an audit protocol for verification of entities as conformant with the RMAP in accordance with the OECD Guidance and in conjunction with complementary traceability schemes in the Covered Countries. The Conflict Free Smelter List is composed of entities that were determined to be conformant with the RMAP and that have been subject to an independent third party audit to assess whether the entity employed policies, practices, and procedures to source conflict free minerals. ON Semiconductor uses the Conflict Free Smelter List and any other lists that have been recognized by the RMI, including the LBMA and RJC lists for gold, for making conflict minerals determinations with respect to conflict minerals sourced by the Company. We are a member of the RMI and have access to RMI country of origin information for entities on the Conflict Free Smelter List.

•	The Company utilizes an internal compliance audit to assess and confirm that the due diligence approach followed by the Company is in accordance with OECD Guidance.

•

The Company established communication channels with customers and suppliers to inquire about conflict minerals and alert such entities about the risk of using non-RMAP sources and the grievance mechanisms under our conflict minerals program.

2

•	OECD: Step 2: Risk identification and assessment / Identified supply chain risk

•

The Company believes that it has identified 100% of the suppliers who provide it with 3TG through its supply chain diligence. RMI released CMRT revision 5.01 on June 21, 2017, and the Company sent an outreach campaign letter requesting the latest CMRT from each of its suppliers. Before the end of August 2017, the Company received and reviewed 100% of its suppliers’ CMRT revision 5.01’s.

•

The Company employs a third party web-based software platform to collect, manage, and aggregate the CMRT declarations received from its suppliers and to report the results to its customers. This software ensures the Company has an auditable “chain of custody” regarding receipt of declarations and information received from suppliers.

•	The Company’s conflict minerals team reviews all CMRT responses for completeness and consistency with the latest CMRT revision.

•	OECD Step 3: Strategy to respond to identified risks / Implemented strategy to address that risk

•

The Company’s conflict minerals team reviews and updates its own company-level CMRT on a monthly basis to identify any risks in the supply chain for non-RMAP conformant smelters reported by suppliers in their submitted CMRTs.

•

Outreach or encouragement letters will be sent to suppliers to remove or replace non-RMAP conformant smelters. The Company contacts suppliers and continuously sends out reminder emails to request responses or updates.

•	As part of the RMI Smelter Engagement Team campaign, outreach or encouragement letters are also sent directly by the Company’s conflict minerals coordinator to non-RMAP conformant smelters.

•

The Company conducts a risk assessment of all suppliers, and suppliers are rated using an internally-developed risk matrix system based on the CMRT submitted. Risk levels are No Risk, Low Risk, Medium Risk, High Risk, and Critical Risk.

•	“No Risk” or “Low Risk” means that a supplier is using 100% RMAP conformant smelters with a publicly-posted conflict minerals policy and that such supplier submitted a product-level CMRT.

•

“Medium Risk” means that a supplier is using an active or non-conformant smelter but one which is identified as eligible to participate in the RMAP (or otherwise does not meet the criteria for No Risk or Low Risk above).

•	“High Risk” or “Critical Risk” means that a supplier is either using unknown/alleged smelters or has no conflict minerals policy.

•	At the end of 2017, 96.5% of our suppliers were in the “No Risk” or “Low Risk” levels compared to 86.3% at the end of 2016.

3

•

The Company has developed a date and version controlled document and conflict minerals audit checklist for use in auditing its major suppliers of conflict minerals and has incorporated this checklist into its ongoing supplier audit process.

•

At least once a year or whenever there is a major CMRT revision release, all suppliers receive a letter through a third party solution provider for the Company’s conflict free minerals campaign requesting them to:

•	continue to source ONLY from RMAP conformant smelters;

•	remove or replace non-conformant smelters;

•	report immediately any risks or whenever smelters become non-RMAP conformant; and

•	identify all conflict minerals smelters in their supply chain and report back to the Company a completed latest CMRT.

•	The status of suppliers’ CMRTs is discussed internally in monthly reviews with the conflict minerals team and reported to senior management.

•	OECD Step 4: Smelter audits / Independent auditing of smelters

•

The Company’s conflict minerals coordinators are members of the RMI working teams that continue to encourage smelters to participate in the RMAP. To that end, the Company approaches, through direct communication and smelter outreach, both the smelters and their customers (the Company’s suppliers) in our supply chain. The Company also contributes to thought leadership and participates in the relevant workgroups and taskforces within industry organizations and industry mechanisms.

•	OECD Step 5: Report on supply chain due diligence / Inherent limitations on due diligence measures

•

The Company is an indirect purchaser of conflict minerals, and its due diligence measures provide reasonable, not absolute, assurance regarding the source and chain of custody of conflict minerals. The Company’s due diligence processes seek data from its direct suppliers and those suppliers seek similar information within their supply chains to identify the original sources of the conflict minerals. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may produce inaccurate or incomplete information and may be subject to fraud.

•	The Company prepares and submits a Conflict Minerals Report to the SEC on an annual basis. This report is made available and posted publicly on the Company’s website.

•	The Company publicly posts and regularly updates its own company-level CMRT on its website at http://www.onsemi.com/social-responsibility.

Due Diligence Results

As a result of its continuous due diligence with suppliers and smelters through RMI’s smelter engagement team, the Company has determined that 99.6% of its smelters were RMAP conformant at the end of 2017 compared to 98.0% at the end of 2016, 89.5% at the end of 2015, and 52.7% at the end of 2014, all as described in the chart below. The smelter or refiner statuses utilized in the chart below are defined as follows:

•	“Conformant” means that a smelter has been audited and found conformant with the relevant RMAP protocol and is included in the CMRT Standard Smelter List.

•	“Active” means that a smelter has engaged in the RMAP program but has not yet been determined to be conformant and is included in the CMRT Standard Smelter List.

•

“Non-conformant” means that a smelter meets the definition of a smelter or refiner, is identified as an eligible smelter, has been audited but found not conformant under the RMAP standard, and is included in the CMRT Standard Smelter List.

4

•

“Not Eligible” means that a smelter does not meet the definition of a smelter or refiner or is otherwise ineligible for the RMAP and is not included in the CMRT Standard Smelter List. This includes any alleged or unknown smelter that requires more research.

Products

As indicated above in the Due Diligence section, as of December 31, 2017, the Company was unable to determine the origins of certain of the conflict minerals contained in its products due to a small percentage of non-conformant smelters in the Company’s supply chain.

Mitigation of Risk Related to Benefiting Armed Groups

The Company continues to improve its processes and procedures to mitigate the risk that its necessary conflict minerals benefit armed groups. In particular, the Company has taken the following steps to improve its due diligence processes:

•	The Company has incorporated conflict minerals compliance requirements into its supplier handbook for all suppliers.

•	The Company has incorporated conflict minerals requirements and checkpoints into its business processes for new product introduction, new supplier qualification, and change management.

5

APPENDIX A

CONFLICT MINERALS SOURCING INFORMATION*

(as of December 31, 2017)

SN	METAL	CID	STANDARD SMELTER/REFINER NAME	SMELTER COUNTRY
1	Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
2	Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
3	Gold	CID002560	Al Etihad Gold LLC	UNITED ARAB EMIRATES
4	Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
5	Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
6	Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
7	Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
8	Gold	CID000082	Asahi Pretec Corp.	JAPAN
9	Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
10	Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
11	Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN
12	Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
13	Gold	CID000113	Aurubis AG	GERMANY
14	Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
15	Gold	CID000157	Boliden AB	SWEDEN
16	Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
17	Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA
18	Gold	CID000233	Chimet S.p.A.	ITALY
19	Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
20	Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY
21	Gold	CID000401	Dowa	JAPAN
22	Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
23	Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN
24	Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
25	Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
26	Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
27	Gold	CID000694	Heimerle + Meule GmbH	GERMANY
28	Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
29	Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
30	Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
31	Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
32	Gold	CID000814	Istanbul Gold Refinery	TURKEY
33	Gold	CID000823	Japan Mint	JAPAN
34	Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
35	Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
36	Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
37	Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN

SN	METAL	CID	STANDARD SMELTER/REFINER NAME	SMELTER COUNTRY
38	Gold	CID000957	Kazzinc	KAZAKHSTAN
39	Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
40	Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
41	Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
42	Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN
43	Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
44	Gold	CID001113	Materion	UNITED STATES OF AMERICA
45	Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
46	Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
47	Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
48	Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
49	Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
50	Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
51	Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
52	Gold	CID001188	Mitsubishi Materials Corporation	JAPAN
53	Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN
54	Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
55	Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
56	Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
57	Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
58	Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
59	Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
60	Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
61	Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
62	Gold	CID001352	PAMP S.A.	SWITZERLAND
63	Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
64	Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
65	Gold	CID001498	PX Precinox S.A.	SWITZERLAND
66	Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
67	Gold	CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA
68	Gold	CID001534	Royal Canadian Mint	CANADA
69	Gold	CID002761	SAAMP	FRANCE
70	Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF
71	Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY
72	Gold	CID001573	Schone Edelmetaal B.V.	NETHERLANDS
73	Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
74	Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
75	Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
76	Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
77	Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
78	Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
79	Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN

SN	METAL	CID	STANDARD SMELTER/REFINER NAME	SMELTER COUNTRY
80	Gold	CID002580	T.C.A S.p.A	ITALY
81	Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
82	Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
83	Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
84	Gold	CID001955	Torecom	KOREA, REPUBLIC OF
85	Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
86	Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
87	Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
88	Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
89	Gold	CID002003	Valcambi S.A.	SWITZERLAND
90	Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
91	Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
92	Gold	CID002100	Yamakin Co., Ltd.	JAPAN
93	Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
94	Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
95	Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
96	Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
97	Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA
98	Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
99	Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
100	Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
101	Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
102	Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
103	Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
104	Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
105	Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
106	Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA
107	Tantalum	CID002549	H.C. Starck Ltd.	JAPAN
108	Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY
109	Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY
110	Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
111	Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
112	Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
113	Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
114	Tantalum	CID000917	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
115	Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
116	Tantalum	CID002539	KEMET Blue Metals	MEXICO
117	Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA
118	Tantalum	CID000973	King-Tan Tantalum Industry Ltd.	CHINA
119	Tantalum	CID001076	LSM Brasil S.A.	BRAZIL
120	Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
121	Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL

SN	METAL	CID	STANDARD SMELTER/REFINER NAME	SMELTER COUNTRY
122	Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN
123	Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
124	Tantalum	CID001200	NPM Silmet AS	ESTONIA
125	Tantalum	CID002847	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
126	Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
127	Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
128	Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
129	Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
130	Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
131	Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
132	Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
133	Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
134	Tantalum	CID002232	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
135	Tin	CID000292	Alpha	UNITED STATES OF AMERICA
136	Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
137	Tin	CID001070	China Tin Group Co., Ltd.	CHINA
138	Tin	CID002570	CV Ayi Jaya	INDONESIA
139	Tin	CID002592	CV Dua Sekawan	INDONESIA
140	Tin	CID000306	CV Gita Pesona	INDONESIA
141	Tin	CID000313	CV Serumpun Sebalai	INDONESIA
142	Tin	CID002593	CV Tiga Sekawan	INDONESIA
143	Tin	CID000315	CV United Smelting	INDONESIA
144	Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
145	Tin	CID000402	Dowa	JAPAN
146	Tin	CID000438	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
147	Tin	CID000468	Fenix Metals	POLAND
148	Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA
149	Tin	CID002859	Gejiu Jinye Mineral Company	CHINA
150	Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
151	Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
152	Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
153	Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
154	Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
155	Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA
156	Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
157	Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
158	Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
159	Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
160	Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
161	Tin	CID002773	Metallo Belgium N.V.	BELGIUM
162	Tin	CID002774	Metallo Spain S.L.U.	SPAIN
163	Tin	CID001173	Mineracao Taboca S.A.	BRAZIL

SN	METAL	CID	STANDARD SMELTER/REFINER NAME	SMELTER COUNTRY
164	Tin	CID001182	Minsur	PERU
165	Tin	CID001191	Mitsubishi Materials Corporation	JAPAN
166	Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
167	Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
168	Tin	CID001337	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
169	Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
170	Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
171	Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
172	Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
173	Tin	CID002776	PT Bangka Prima Tin	INDONESIA
174	Tin	CID001419	PT Bangka Tin Industry	INDONESIA
175	Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
176	Tin	CID001428	PT Bukit Timah	INDONESIA
177	Tin	CID001434	PT DS Jaya Abadi	INDONESIA
178	Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA
179	Tin	CID002530	PT Inti Stania Prima	INDONESIA
180	Tin	CID001448	PT Karimun Mining	INDONESIA
181	Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA
182	Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA
183	Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
184	Tin	CID001453	PT Mitra Stania Prima	INDONESIA
185	Tin	CID002757	PT O.M. Indonesia	INDONESIA
186	Tin	CID001457	PT Panca Mega Persada	INDONESIA
187	Tin	CID001458	PT Prima Timah Utama	INDONESIA
188	Tin	CID001460	PT Refined Bangka Tin	INDONESIA
189	Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
190	Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
191	Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
192	Tin	CID001471	PT Sumber Jaya Indah	INDONESIA
193	Tin	CID001477	PT Timah (Persero) Tbk Kundur	INDONESIA
194	Tin	CID001482	PT Timah (Persero) Tbk Mentok	INDONESIA
195	Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
196	Tin	CID001493	PT Tommy Utama	INDONESIA
197	Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL
198	Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
199	Tin	CID001758	Soft Metais Ltda.	BRAZIL
200	Tin	CID001898	Thaisarco	THAILAND
201	Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
202	Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
203	Tin	CID002180	Yunnan Tin Company Limited	CHINA
204	Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN
205	Tungsten	CID002833	ACL Metais Eireli	BRAZIL

SN	METAL	CID	STANDARD SMELTER/REFINER NAME*	SMELTER COUNTRY*
206	Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIETNAM
207	Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
208	Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
209	Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA
210	Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
211	Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
212	Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
213	Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
214	Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
215	Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY
216	Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
217	Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA
218	Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
219	Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
220	Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
221	Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
222	Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
223	Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
224	Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
225	Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
226	Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
227	Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
228	Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
229	Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
230	Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
231	Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION
232	Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
233	Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
234	Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
235	Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
236	Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
237	Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
238	Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIETNAM
239	Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA
240	Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
241	Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
242	Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
243	Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
244	Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA

*	Note that the above reported standard smelter and refiner facility names and smelter locations were taken from an RMI report as of December 31, 2017.

APPENDIX B

Below is a summary of the minerals used in ON Semiconductor products and country of origin information, collected as a result of the Company’s RCOI and due diligence from all suppliers based on information available to the Company as of December 31, 2017.

CONFLICT MINERALS	SMELTER COUNTRY
TANTALUM

BRAZIL, CHINA, ESTONIA, GERMANY, INDIA, JAPAN, KAZAKHSTAN, MACEDONIA, MEXICO, RUSSIAN FEDERATION, THAILAND, UNITED STATES OF AMERICA

*  Australia, Bolivia, Brazil, Colombia, China, Ethiopia, France Guinea, Guyana, India, Kazakhstan Madagascar, Malaysia, Namibia, Nigeria, Russian Federation, Sierra Leone, Thailand, United States of America, Zimbabwe, Mozambique, Burundi, Democratic Republic of the Congo, Rwanda

TIN

BELGIUM, BOLIVIA, BRAZIL, CHINA, INDONESIA, JAPAN, MALAYSIA, PERU, PHILIPPINES, POLAND, SPAIN, TAIWAN, THAILAND, UNITED STATES OF AMERICA

*  Argentina, Australia, Bolivia, Brazil, China, Colombia, Germany, Indonesia, Laos, Malaysia, Mongolia, Myanmar, Nigeria, Peru, Portugal, Russian Federation, Thailand, Great Britain, Northern Ireland, Vietnam, Zimbabwe, Burundi, Rwanda, Uganda, Democratic Republic of the Congo

TUNGSTEN

AUSTRIA, BRAZIL, CHINA, GERMANY, JAPAN, KOREA (REPUBLIC OF), PHILIPPINES, RUSSIAN FEDERATION, UNITED STATES OF AMERICA, VIETNAM

*  Australia, Austria, Bolivia, Brazil, Cambodia, Canada, China, Colombia, Japan, Mexico, Mongolia, Nigeria, Portugal, Russian Federation, Spain, Great Britain, Northern Ireland, United States of America, Uzbekistan, Vietnam, Burundi, Democratic Republic of the Congo, Rwanda

GOLD

AUSTRALIA, AUSTRIA, BELGIUM, BRAZIL, CANADA, CHINA, FRANCE, GERMANY, INDONESIA, INDIA, ITALY, JAPAN, KOREA (REPUBLIC OF), KYRGYZSTAN, MEXICO, NETHERLANDS, PHILIPPINES, RUSSIAN FEDERATION, SINGAPORE, SOUTH AFRICA, SPAIN, SWEDEN, SWITZERLAND, TAIWAN, THAILAND, TURKEY, UNITED ARAB EMIRATES, UNITED STATES OF AMERICA, UZBEKISTAN

*

As referenced from RMI’s RCOI data, some smelters are sourcing directly and indirectly from these countries where tantalum, tin, and tungsten from the Democratic Republic of the Congo region have been validated by the RMI as “compliant” with RMAP protocols.